EXHIBIT 99.1

Chemung Financial Corporation Announces Quarterly Dividend

ELMIRA, N.Y., Nov. 19, 2024 (GLOBE NEWSWIRE) -- Chemung Financial Corporation (Nasdaq: CHMG) announced today that its Board of Directors has approved a quarterly cash dividend of $0.31 per share, payable on January 2, 2025, to common stock shareholders of record as of the close of business on December 19, 2024.

Chemung Financial Corporation is a $2.8 billion financial services holding company headquartered in Elmira, New York and operates 31 offices through its principal subsidiary, Chemung Canal Trust Company, a full-service community bank with full trust powers. Established in 1833, Chemung Canal Trust Company is the oldest locally-owned and managed community bank in New York State. Chemung Financial Corporation is also the parent of CFS Group, Inc., a financial services subsidiary offering non-traditional services including mutual funds, annuities, brokerage services, tax preparation services and insurance.

This press release may be found at www.chemungcanal.com

Category: Financial

Source: Chemung Financial Corp

Contact:
Scott T. Heffner
Senior Vice President, Director of Marketing
(607) 737-3706
Stheffner@chemungcanal.com